                                                                    Exhibit 4.16



                            REIMBURSEMENT AGREEMENT
                            -----------------------


         This REIMBURSEMENT AGREEMENT ("Agreement"), dated as of March 1, 2000, is by and between AEROVOX INCORPORATED, a Delaware corporation (the "Borrower") and KEYBANK NATIONAL ASSOCIATION, a national banking association (the "Bank").

         WHEREAS, in order to provide financing for (i) a new building to be constructed on the Premises (the "Building"), (ii) related equipment to be purchased for the Premises (the "Equipment") and (iii) related costs and expenses, the Borrower proposes to issue its Taxable Adjustable Rate Notes, Series 2000, in the aggregate principal amount of up to Ten Million, One Hundred Seventy Thousand Dollars ($10,170,000) (the "Notes") under the terms and conditions more fully set forth in the Trust Indenture, dated as of March 1, 2000 (the "Indenture"), by and between the Borrower and The Huntington National Bank, Columbus, Ohio, as Trustee; and

         WHEREAS, to enhance the marketability of the Notes, the Borrower has applied to the Bank for the issuance of a letter of credit (the "Letter of Credit") in favor of the Trustee in an amount of up to Ten Million, Four Hundred Forty-Three Thousand, Fifty-Eight Dollars ($10,443,058.00) to secure the payment of the principal of and accrued interest on the Notes; and

         WHEREAS, it is the purpose of this Agreement to set forth the Bank's commitment to issue the Letter of Credit and the Borrower's agreement to reimburse the Bank for any and all payments made by the Bank pursuant to the Letter of Credit; and

         NOW THEREFORE, in consideration of the mutual agreements made herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

                                  SECTION ONE
                                  -----------

                                  DEFINITIONS
                                  -----------

         Section 1.1. Terms Defined. As used in this Agreement, the following
                      -------------
terms have the following respective meanings. Any accounting term used but not specifically defined herein shall be construed in accordance with GAAP. The definition of each agreement, document, and instrument set forth in this Section
1.1 shall be deemed to mean and include such agreement, document, or instrument as amended, restated, or modified from time to time:

         "Assignment" shall mean the Assignment of Project Documents dated as of
          ----------
February 29, 2000 and given by the Borrower to the Bank with respect to the Premises.

         "Bank Obligation" shall mean an amount equal to the aggregate
          ---------------
outstanding liability of the Bank from time to time under the Letter of Credit.

         "Bank" shall mean KeyBank National Association, its successors and
          ----
assigns.

         "Borrower" shall mean Aerovox Incorporated, a Delaware corporation.
          --------

         "Business Day" means any day of the year other than (i) a Saturday or
          ------------
Sunday, (ii) any day on which banks located in either Albany, New York, Portland, Maine, or the city in which the principal corporate trust office of the Trustee is located are required or authorized by law to remain closed, or
(iii) any day on which the New York Stock Exchange is closed.

         "Capital Expenditures" shall mean the Borrower's capital expenditures
          --------------------
as determined in accordance with GAAP.

         "Closing Date" shall mean March 22, 2000, or another date agreed upon
          ------------
in writing by the Borrower and the Bank.

         "Completion Date" shall mean August 1, 2000 or another date agreed upon
          ---------------
in writing by the Borrower and the Bank.

         "Construction Loan Agreement" shall mean the Construction Loan
          ---------------------------
Agreement dated as of February 29, 2000 between the Borrower and the Bank.

         "Credit Documents" shall mean, collectively, this Reimbursement
          ----------------
Agreement, the Mortgage, the Assignment, the Recognition Agreement, the Note Pledge Agreement and the Construction Loan Agreement.

         "Date of Issuance" shall mean the date of issuance of the Letter of
          ----------------
Credit.

         "Debt Service Coverage Ratio" shall mean the ratio of (i) EBITDA, less
          ---------------------------
the sum of cash taxes paid, unfinanced capital expenditures, distributions and dividends to (ii) the sum of the Borrower's interest expense and scheduled payments of principal of long-term Indebtedness.

         "Default Rate" shall mean interest at a rate per annum equal to one
          ------------
percent (1%) in excess of the Prime Rate, with each change in the Prime Rate automatically changing the Default Rate.

         "EBITDA" shall mean, for the previous twelve (12) months, the
          ------
Borrower's earnings before taxes, interest expense, depreciation, amortization and extraordinary charges.

         "Environmental Law" means any federal, state, or local statute, law,
          -----------------
ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability upon a Person in connection with the use, release or disposal of any hazardous, toxic or dangerous substance, waste or material.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974,
          -----
as the same may from time to time be amended or supplemented, and all regulations thereunder.

         "Event of Default" shall have the meaning assigned thereto in Section 8
          ----------------
hereof.

         "Expiration Date" means March 22, 2005, unless extended by the Bank in
          ---------------
writing pursuant to Section 2.5.

         "Fee Calculation Amount" shall have the meaning set forth in Section
          ----------------------
2.2(b).

         "GAAP" shall mean generally accepted accounting principles as then in
          ----
effect, which shall include the official interpretations thereof by the Financial Accounting Standards Board, consistently applied.

         "General Contractor" shall mean Dacon Corporation.
          ------------------

         "Indebtedness" shall mean, at a particular date, the liabilities of a
          ------------
Person, as determined in accordance with GAAP, consistently applied, including, without limitation, all indebtedness for money borrowed or for the deferred purchase price of property and lease obligations of such Person which have been, or which in accordance with Statement of Financial Accounting Standards No. 13, as from time to time amended, should be, capitalized.

         "Indenture" shall mean the Trust Indenture, dated as of March 1, 2000
          ---------
between the Borrower and the Trustee.

         "Indenture Default" shall mean an Event of Default under and pursuant
          -----------------
to the Indenture.

         "Interest Commitment" shall have the meaning set forth in the Letter of
          -------------------
Credit.

         "Interest Drawing" shall have the meaning set forth in the Letter of
          ----------------
Credit.

         "Interest Payment Date" shall mean Interest Payment Date as defined in
          ---------------------
the Indenture.

         "Letter of Credit" shall mean the Letter of Credit to be issued by the
          ----------------
Bank on the Closing Date pursuant to this Agreement, such Letter of Credit to be substantially in the form of Exhibit A attached hereto and any extensions, renewals, amendments or replacements thereof.

         "Letter of Credit Commitment" shall have the meaning set forth in the
          ---------------------------
Letter of Credit.

         "Letter of Credit Fee" shall have the meaning set forth in Section
          --------------------
2.2(b) of this Agreement.

         "Mortgage" shall mean the First Leasehold Mortgage, Security Agreement,
          --------
Assignment of Leases and Rents, and Financing Statement, executed and delivered by the Borrower, dated as of February 29, 2000 and recorded in the Bristol County (Massachusetts), South District, Registry of Deeds in Book 4630, beginning at Page 166.

         "Note Documents" shall mean, collectively the Indenture and any other
          --------------
document executed by the Borrower in connection with the issuance of the Notes (other than the Credit Documents).

         "Note Pledge Agreement" shall mean the Note Pledge Agreement dated as
          ---------------------
of March 1, 2000, among the Borrower, the Bank, and the Trustee.

         "Notes" shall mean the Ten Million, One Hundred Seventy Thousand
          -----
Dollars ($10,170,000.00) Aerovox Incorporated Taxable Adjustable Rate Notes, Series 2000, issued by the Borrower pursuant to the Indenture.

         "Organizational Documents" shall mean with respect to a corporation,
          ------------------------
its articles of incorporation and bylaws, with respect to a limited liability company, its articles of organization and operating agreement, with respect to a partnership, its partnership agreement, and with respect to other entities, such documents as create and continue the existence of the entity and specify the manner in which its affairs are governed.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established
          ----
pursuant to Title IV of ERISA.

         "Permitted Encumbrances" shall mean, as of any particular time, (a)
          ----------------------
liens for ad valorem taxes and special assessments not then delinquent, (b) this Agreement, the Mortgage, the Assignments, the Note Pledge Agreement and any security interest or other lien created thereby, (c) such minor defects, irregularities, encumbrances and clouds on title as normally exist with respect to property similar in character to the Pledged Collateral and as do not, in the written opinion of counsel to the Borrower, interfere with or impair the use or value of the property affected thereby, (d) any security interest granted from time to time to the Bank, and (e) any items set forth on Exhibit B attached hereto.

         "Person" means any natural person, corporation (which shall be deemed
          ------
to include business trust), association, partnership, political entity, or political subdivision thereof.

         "Plan" shall mean any plan defined in Section 4021(a) of ERISA in
          ----
respect of which Borrower is an "employer" or a "substantial employer" as defined in Section 3(5) and 4001(a)(2) of ERISA, respectively.

         "Plans and Specifications" shall mean the plans and specifications for
          ------------------------
the Project accepted by the Bank as of the Closing Date, as the same may be modified in accordance with section 6.12.

         "Pledged Collateral" shall mean the collateral in which the Borrower
          ------------------
has given the Bank a mortgage lien or a security interest pursuant to the Mortgage, Assignment, and/or the Note Pledge Agreement.

         "Premises" shall mean the leased premises which are described in the
          --------
Mortgage and which are located in the New Bedford Industrial Park, John Vertente Boulevard Extension, New Bedford, Massachusetts, consisting of Borrower's leasehold estate in a certain Ground Sublease dated January 4, 2000, between Borrower as sublessee and the New Bedford Redevelopment Authority as sublessor.

         "Prime Rate" shall mean that interest rate established from time to
          ----------
time by the Bank as Bank's Prime Rate, whether or not such rate is publicly announced. The Prime Rate may not be the lowest rate charged by the Bank for commercial or other extensions of credit.

         "Principal Commitment" shall have the meaning set forth in the Letter
          --------------------
of Credit.

         "Principal Drawing" shall have the meaning set forth in the Letter of
          -----------------
Credit.

         "Prohibited Transaction" shall mean any prohibited transaction as that
          ----------------------
term is defined for purposes of ERISA.

         "Project" shall mean the Building and the Equipment.
          -------

         "Project Fund" shall have the meaning ascribed to such term in the
          ------------
Indenture.

         "Purchaser" shall mean the original purchaser or purchasers of the
          ---------
Notes.

         "Recognition Agreement" shall mean the Recognition Agreement and
          ---------------------
Estoppel Certificate dated as of February 29, 2000 by and between Bank as Lender, Borrower as Sublessee, New Bedford (Massachusetts) Redevelopment Authority as Lessee and Sublessor, and the City of New Bedford (Massachusetts) as Owner and Lessor and recorded in the Bristol County (Massachusetts), South District, Registry of Deeds in Book 4638, beginning at Page 100.

         "Remarketing Agent" shall mean, initially, McDonald Investments Inc.
          -----------------

         "Remarketing Commitment" shall have the meaning set forth in the Letter
          ----------------------
of Credit.

         "Remarketing Drawing" shall have the meaning set forth in the Letter of
          -------------------
Credit.

         "Reportable Event" shall mean any reportable event as that term is
          ----------------
defined in ERISA.

         "Subordinated Debt" shall mean Indebtedness of the Borrower which is
          -----------------
subordinated, in a manner satisfactory to the Bank, to all Indebtedness owing to the Bank and to all other indebtedness which is pari passu therewith or senior thereto.

         "Subsidiary" shall mean (i) any for profit corporation more than fifty
          ----------
percent (50%) of the capital stock of which is owned or controlled, directly or indirectly, by a Person or any Subsidiary and whose accounts are required to be consolidated with those of such Person in accordance with GAAP and (ii) any non-profit corporation which is controlled, directly or indirectly, by such Person.

         "Tender Agent" shall have the meaning ascribed to such term in the
          ------------
Indenture.

         "Title Company" shall mean Lawyers Title Insurance Corporation.
          -------------

         "Title Policy" shall mean the ALTA Loan Policy issued by the Title
          ------------
Company with respect to the Premises.

         "Total Funded Debt" shall mean the sum of all debt for borrowed money
          -----------------
and similar monetary obligations evidenced by bonds, notes, debentures, all liabilities secured by any lien existing on any property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed, all capitalized lease obligations, all reimbursement obligations under outstanding letters of credit, bankers acceptances and similar instruments and all guarantees and other contingent liabilities with respect to any obligations or liabilities of the type described above.

         "Trustee" means The Huntington National Bank, Columbus, Ohio, or any
          -------
successor Trustee under the Indenture.

                                  SECTION TWO
                                  -----------

                         ISSUANCE OF LETTER OF CREDIT
                         ----------------------------

         Section 2.1. Issuance of Letter of Credit. Subject to the terms and
                      ----------------------------
conditions hereof, the Bank agrees to execute and deliver the Letter of Credit. The obligations of the Bank under the Letter of Credit shall be absolute and irrevocable and shall be performed strictly in accordance with the terms of the Letter of Credit and this Agreement.

         The Borrower hereby confirms and approves of the issuance and terms of the Letter of Credit. The Borrower will promptly notify the Bank of any irregularity or claim of non-compliance with the Borrower's instructions. The Borrower is conclusively deemed to have waived any such claim against the Bank and its correspondents unless such notice is given.

         Section 2.2. Fees and Reimbursement for Letter of Credit
                      -------------------------------------------

         (a)   The Borrower hereby agrees to pay to the Bank:

               (i) Before 2:00 p.m., Albany, New York time, on each date that any amount is drawn under the Letter of Credit pursuant to a Principal Drawing or an Interest Drawing and/or a Remarketing Drawing, each as defined in the Letter of Credit, a sum equal to the amount drawn under the Letter of Credit, plus (x) interest accrued, if any, on the amount so drawn under the Letter of Credit as determined pursuant to clause (iii) of this subsection (a) of this Section 2.2, plus (y) any and all charges and expenses which the Bank may pay or incur relative to such drawing under the Letter of Credit, plus (z) a fee in the amount of Two Hundred Dollars ($200) for each Principal Drawing, Remarketing Drawing, or Interest Drawing under the Letter of Credit.

               (ii) Upon a Remarketing Drawing under the Letter of Credit, provided there is then no uncured Event of Default, the Borrower shall have until the Expiration Date to reimburse the Bank for the amount of the Remarketing Drawing, subject to the right of the Bank to require redemption or acceleration of the Notes pursuant to Section 8.2 hereof. Any amounts received by the Bank from the remarketing of Notes purchased out of a Remarketing Drawing and registered to the Bank or, at the direction of the Bank, to the Borrower, shall be applied against the Borrower's obligation to reimburse the Bank for the amount of the Remarketing Drawing. The amount of any unreimbursed Remarketing Drawing shall bear interest from the date of the Remarketing Drawing at a rate per annum equal to the Prime Rate. Such interest shall be payable on each Interest Payment Date for so long as such Remarketing Drawing or any portion thereof is unreimbursed. The payments of interest hereunder shall be credited against the interest accrued on the Notes pledged to the Bank under the

                       Note Pledge Agreement. Interest hereunder shall be calculated based on a 360-day year, but calculated on the number of actual days elapsed.

               (iii) Upon each transfer of the Letter of Credit in accordance with its terms and as a condition thereto, a transfer fee of Five Hundred Dollars ($500.00) and such additional amounts as shall be reasonably necessary to cover the costs and expenses to the Bank incurred in connection with such transfer;

               (iv) The Borrower shall pay interest at the Default Rate, payable on demand on any and all amounts of any Principal Drawing, Interest Drawing and/or Remarketing Drawing not paid by the Borrower when due under any section of this Agreement from the date such amounts become due until payment in full.

               (v) For any payment of principal and/or interest not paid within ten (10) days when due, the Borrower shall pay a late charge of an amount equal to the greater of fifty dollars ($50) or five percent (5%) of the amount of the payment.

               (vi) The Borrower shall pay on demand, reasonable costs, fees and expenses incurred by the Bank in connection with the issuance or sale of the Notes or issuance of the Letter of Credit or the preparation or execution of any documents or opinions related thereto.

               (vii) The Borrower shall pay on demand, any and all reasonable expenses incurred by the Bank in enforcing any of its rights under the Credit Documents;

               (viii) On or prior to the Closing Date, the Borrower shall pay an origination fee equal to the greater of (A) seventy-five hundredths of one percent (0.75%) of the principal amount of the Notes, issued on such date, or (B) $82,500; and

               (ix) On or prior to the Closing Date, the Borrower shall pay any and all appraisal fees relating to appraisal of all or any portion of the Premises.

     (b) The Borrower hereby agrees to pay to the Bank a fee (the "Letter of Credit Fee") in an amount equal to the Fee Calculation Rate (as hereinafter defined) multiplied by the Fee Calculation Amount (as hereinafter defined) multiplied by one or any portion of a year for which the Letter of Credit Fee is paid (using a 360-day year but calculated on the number of actual days elapsed). The Letter of Credit Fee shall be payable in annual installments in advance on March 31 (the "Fee Payment Date") of each year until the Expiration Date or the date of earlier termination of the Letter of Credit; provided, however, that upon the Date of Issuance, the Borrower shall pay an installment of the Letter of Credit Fee for the period from the Date of Issuance to and including the day prior to the Fee Payment Date in 2001. The "Fee Calculation Amount" shall be the sum of (i) the maximum amount available on each date of payment of the Letter of Credit Fee to be drawn under the Letter of Credit with respect to the Principal Commitment plus (ii) the maximum amount available on each date of payment of the Letter of Credit Fee to be drawn under the Letter of Credit with respect to the Interest Commitment. On the Date of Issuance, the "Fee Calculation Rate" shall be two percent (2.00%) per annum. On each Fee Payment Date after the Date of Issuance, the "Fee Calculation Rate" shall be the rate per annum, set forth below, for certain ratios of Total Funded Debt to EBITDA, set forth below:

     (i) If the ratio of Total Funded Debt to EBITDA for the prior fiscal year of the Borrower is less than 2.5 to 1.0, then the Fee Calculation Rate shall be one percent (1.00%) per annum;

     (ii) If the ratio of Total Funded Debt to EBITDA for the prior fiscal year of the Borrower is less than (A) 3.75 for the fiscal year ending December 31, 2000, or (B) 3.5 for the fiscal year ending December 31, 2001 and each fiscal year thereafter, to 1.0 but greater than or equal to 2.5 to 1.0, then the Fee Calculation Rate shall be one and five tenths percent (1.5%) per annum; and

     (iii) If the ratio of Total Funded Debt to EBITDA for the prior fiscal year of the Borrower is equal to or greater than (A) 3.75 for the fiscal year ending December 31, 2000, or (B) 3.5 for the fiscal year ending December 31, 2001 and each fiscal year thereafter, to 1.0, then the Fee Calculation Rate shall be two percent (2.00%) per annum.

     (c) If any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof shall impose, modify or deem applicable any reserve, special deposit or similar requirement which would increase or decrease the Bank's costs (i) generally upon the issuance or maintenance of letters of credit by the Bank, (ii) specifically in respect of this Agreement or the Letter of Credit, or (iii) in respect of any capital adequacy requirement (including, without limitation, a requirement which affects the manner in which the Bank allocates capital resources to its commitments), and the result of such an increase or decrease in costs as described in clause (i), (ii), or (iii) above shall be to increase or decrease the costs to the Bank of issuing or maintaining the Letter of Credit (which increase or decrease in costs shall be the result of the Bank's reasonable allocation, of the aggregate of such cost increases or decreases resulting from such events), then, (x) within thirty (30) days of the Bank's obtaining knowledge of such change in law, regulations or interpretation thereof, the Bank shall so notify the Borrower and (y) upon receipt of such notice from the Bank, accompanied by a certificate as to such increased or decreased cost, the Borrower shall pay or receive a refund of, as of the effective date of such change or interpretation, all additional amounts which are necessary to compensate the Bank or the Borrower for such increased or decreased cost incurred by the Bank.

     (d) The Borrower's obligations to make payments to the Bank under this Section 2.2 shall be deemed satisfied to the extent of payments made by the Trustee to the

               Bank from funds on deposit with and held by the Trustee pursuant to the Indenture.

         Section 2.3. Borrower's Obligations Unconditional. The payment
                      ------------------------------------
obligations of the Borrower under this Agreement shall be absolute, unconditional and irrevocable and shall be satisfied strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including, without limitation, the following circumstances:

         (a) Any lack of validity or enforceability of the Credit Documents, the Note Documents or any other agreement or instrument relating thereto;

         (b) Any amendment or waiver of or any consent to departure from the terms of the Letter of Credit, the Credit Documents, the Note Documents or any other agreement or instrument relating thereto;

         (c) The existence of any claim, setoff, defense or right which the Borrower may have at any time against any beneficiary or any transferee of the Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Bank, or any other person or entity, whether in connection with this Agreement, the transactions contemplated by the Credit Documents, the Note Documents, or any unrelated transaction;

         (d) Any statement or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

         (e) Payment by the Bank under the Letter of Credit against presentation of a request which on its face appears to be in accordance with the terms of the Letter of Credit; or

         (f) Any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

         Section 2.4. Payments. The payments and amounts due the Bank under
                      --------
Sections 2.2 and 2.3 above shall be made by the Bank's debiting the Borrower's operating account with the Bank presently identified as Account No. 199681002614 ("Operating Account"). The Borrower covenants and agrees that on the date any payment or other amount is due under Section 2.2 above, the Borrower will have unrestricted funds in the Operating Account in an amount no less than the amount then due. Subject to the previous sentence, all payments by the Borrower hereunder to the Bank shall be made in lawful currency of the United States and in immediately available funds to the main office of the Bank at 66 South Pearl Street, Albany, New York 12207-1501, Attention: International Department.

         Section 2.5. Letter of Credit Extension. The Bank may in writing,
                      --------------------------
effective on each anniversary of the Date of Issuance, commencing with such anniversary in 2001, extend the Expiration Date of the Letter of Credit for an additional one-year period; provided, however, that such extension shall be, in
                            --------
each instance, made in the sole discretion of the Bank and the Bank may at any time, upon written notice delivered to Borrower and Trustee, elect not to extend the

Expiration Date. The Bank shall notify Borrower and Trustee of its decision of whether the Expiration Date shall be extended no later than thirty (30) days prior to the anniversary of the Date of Issuance in each year, provided that the failure of the Bank to deliver such notice, or to deliver any notice, shall not mean that the Bank has elected to extend the Expiration Date. If the Bank extends the Expiration Date, it shall do so in the form of an amendment to the Letter of Credit, which it shall promptly deliver to Trustee.




                                 SECTION THREE
                                 -------------

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

         The Borrower expressly represents and warrants that:

         Section 3.1. Organization and Legal Authority. The Borrower is a
                      --------------------------------
corporation duly organized and validly existing and in full force and effect under the laws of the State of Delaware and has all requisite power and authority to own its property and to carry on its business as now being conducted, to enter into the Credit Documents and the other agreements referred to herein and transactions contemplated thereby, and to carry out the provisions and conditions of the Credit Documents. The Borrower is duly qualified to do business and is in good standing in every jurisdiction where the failure to so qualify would have a material adverse effect on the business of the Borrower.

         Section 3.2. Due Execution and Delivery. The Borrower has full power,
                      --------------------------
authority and legal right to incur the obligations provided for in, and to execute and deliver and to perform and observe the terms and provisions of, the Credit Documents, and each of them has been duly executed and delivered by the Borrower and authorized, by all required organizational action, and the Borrower has obtained all requisite consents to the transactions contemplated thereby under any instrument to which it is a party, and the Credit Documents constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency or other similar laws affecting creditors' rights generally.

         Section 3.3. No Breach of Other Instruments. Neither the execution and
                      ------------------------------
delivery of the Credit Documents, nor the compliance by the Borrower with the terms and conditions of the Credit Documents, nor the consummation of the transactions contemplated thereby, will conflict with or result in a breach of any of the Organizational Documents of the Borrower, or any of the terms, conditions or provisions of any agreement or instrument or any charter or other organizational restriction or law, regulation, rule or order of any governmental body or agency to which the Borrower is now a party or is subject, or imposition of a lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Borrower pursuant to the terms of any such agreement or instrument.

         Section 3.4. Government Authorization. Except for any consent,
                      ------------------------
approval, authorization or filing which may be required under any federal or state securities laws, no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Borrower of the transactions contemplated by the Credit Documents.

         Section 3.5. Pledged Collateral. (a) As of the date hereof, the
                      ------------------
Borrower holds a valid leasehold interest in the Premises, free and clear of all liens, pledges, mortgage, security interests, charges, claims and other encumbrances, except the Permitted Encumbrances. Each of the Mortgage, the Assignments and the Note Pledge Agreement create a valid and prior perfected security interest and lien in favor of the Bank, subject to no other liens or encumbrances arising by, through or under the Borrower or any other Person, except for Permitted Encumbrances or as otherwise provided in the Note Documents.

         Section 3.6. Absence of Defaults, etc. The Borrower is not (i) in
                      ------------------------
material default under any indenture or contract or agreement to which it is a party or by which it is bound, (ii) in violation of any of its Organizational Documents, (iii) in default with respect to any order, writ, injunction or decree of any court, or (iv) in default under any order or license of any federal or state governmental department, which default or violation in any of the aforesaid cases materially and adversely affects its business or property. There exists no condition, event or act which constitutes, or after notice or lapse of time or both would constitute, an Event of Default.

         Section 3.7. Indebtedness of Borrower. The Borrower does not have
                      ------------------------
outstanding, on the date hereof, any Indebtedness, except for such Indebtedness reflected on the financial statements referred to in Section 3.8 hereof and except for any Indebtedness owed to the Bank.

         Section 3.8. Financial Condition. The Borrower has furnished to the
                      -------------------
Bank true and correct copies of its financial statements accompanied by an unqualified opinion of a certified public accountant as of December 31, 1999, which financial statements present fairly the Borrower's financial condition as of such date, and there has been no material adverse change in the Borrower's financial condition since such date.

         Section 3.9. No Adverse Change. Subsequent to the date of the financial
                      -----------------
statements referred to in Section 3.8 hereof, the Borrower has not incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, nor has there been any change in the business, properties or condition, financial or otherwise, of the Borrower, except for changes arising in the ordinary course of business or in connection with the issuance and sale of the Notes or as may be otherwise disclosed in writing to the Bank prior to the date hereof.

         Section 3.10. Taxes. The Borrower has filed all tax returns which are
                       -----
to be filed and has paid, or has made adequate provision for the payment of, all taxes which have or may become due pursuant to said returns or to assessments received by it. The provisions for taxes reflected in the most recent balance sheet referred to in Section 3.8 are believed adequate to cover any and all accrued and unpaid taxes for which the Borrower is liable for the period ended on the date of such balance sheet and all prior periods. The Borrower knows of no deficiency assessment or proposed deficiency assessment of taxes against the Borrower, except as may be otherwise disclosed in writing to the Bank prior to the date hereof.

         Section 3.11. Litigation. Except as set forth on Exhibit D attached
                       ----------
hereto, prior to the date hereof, there are no actions, suits or proceedings pending, or to the knowledge of the

Borrower, threatened against or affecting the Borrower or its property in any court, or before or by any federal, state or municipal or other governmental department, commission, board, bureau, agency or other instrumentality, domestic or foreign, which could result in any adverse change in the business, property or assets, or in the condition, financial or otherwise, of the Borrower, except for actions, suits or proceedings of a character normally incident to the kind of business conducted by the Borrower, none of which, either individually or in the aggregate, if adversely determined, would materially impair the Borrower's right or ability to carry on its business substantially as now conducted or materially adversely affect the financial position or operations of the Borrower.

         Section 3.12. Ownership of Property. Except for Permitted Encumbrances
                       ---------------------
or as otherwise permitted in the Mortgage or this Agreement, the Borrower has good and marketable fee title to, or valid leasehold interests in, its real properties in accordance with the laws of the jurisdiction where located, and good and marketable title to substantially all its other property and assets. Except for Permitted Encumbrances, the real property and all other property and assets of the Borrower are free from any liens or encumbrance securing Indebtedness and from any other liens, encumbrances, charges or security interests of any kind. Each lease, if any, to which the Borrower is a party is in full force and effect, and no material default on the part of the Borrower or, to its knowledge, any other party thereto exists.

         Section 3.13. Environmental Matters. The Borrower is in compliance with
                       ---------------------
all Environmental Laws and all applicable federal, state and local health and safety laws, regulations, ordinances or rules, except to the extent that any non-compliance will not, in the aggregate, have a materially adverse effect on the Borrower or the ability of the Borrower to fulfill its obligations under this Agreement, the Mortgage or the Assignments.

                                 SECTION FOUR
                                 ------------

                              CLOSING CONDITIONS
                              ------------------

         The obligations of the Bank to issue the Letter of Credit on the Closing Date shall be subject to the following conditions precedent:

         Section 4.1. Execution and Delivery of the Credit Documents and the
                      ------------------------------------------------------
Note Documents. With respect to issuance of the Letter of Credit, the Borrower
--------------
shall have delivered to the Bank fully executed copies of each of the Credit Documents, and the Trustee and the Borrower shall have duly executed and delivered the Note Documents.

         Section 4.2. Issuance and Sale of the Notes. The Notes shall have been
                      ------------------------------
duly issued and sold to the Purchaser pursuant to the Note Documents.

         Section 4.3. Representations and Warranties True as of Closing and No
                      --------------------------------------------------------
Event of Default. The representations and warranties contained in this Agreement
----------------
and the other Credit Documents shall be true in all material respects on the Closing Date with the same effect as though made on and as of that date and no condition, event or act shall have occurred which constitutes an Event of Default or, with notice or lapse of time, or both, would constitute an Event of Default.

         Section 4.4. Opinion of Borrower's Counsel. The Bank shall have
                      -----------------------------
received from counsel to the Borrower an opinion with respect to (i) the matters described in Sections 3.1, 3.2, and 3.4 of this Agreement, (ii) the matters described in Sections 3.3, 3.6 and 3.11 of this Agreement, to such counsel's knowledge and belief after inquiry and (iii) such other matters incident to the transactions contemplated hereby as the Bank may reasonably request.

         Section 4.5. Proceedings Satisfactory. All proceedings taken in
                      ------------------------
connection with the execution and delivery of this Reimbursement Agreement and the other Credit Documents shall be satisfactory to the Bank and the Bank shall have received copies of such certificates, documents and papers as reasonably requested in connection therewith, all in form and substance satisfactory to the Bank.

         Section 4.6. Additional Deliveries. Except as provided below, Borrower
                      ---------------------
shall furnish the following documentation to the Bank at least three (3) Business Days prior to the Closing Date, all in form, substance and execution satisfactory to Bank:

         (a) A current environmental site assessment report with respect to the Premises prepared by an environmental engineer acceptable to the Bank disclosing that the Premises are free from petroleum products or byproducts, hazardous substances, wastes and materials and underground storage tanks;

         (b) Evidence satisfactory to the Bank that the Borrower's remediation reserve for cleaning up a former manufacturing facility pursuant to an EPA Consent Order is sufficient; and

         (c) Evidence satisfactory to the Bank that all written consents to the Borrower's signing and performing the Credit Documents, determined by the Bank in its sole discretion to be necessary, have been obtained and that the collateral status of an outstanding industrial revenue bond has not been altered.



                                 SECTION FIVE
                                 ------------

                        DISBURSEMENTS FROM PROJECT FUND

         The Borrower shall not request or receive any disbursement of funds from the Project Fund unless and until the Bank shall have approved such disbursement in writing and all of the following conditions shall be true with respect to each such disbursement:

         Section 5.1. Execution and Delivery of Miscellaneous Documents. The
                      -------------------------------------------------
Borrower shall have delivered to the Bank:

         (a) Evidence that no portion of the Premises is located in a special flood hazard area as identified by HUD;

         (b) Certificates of insurance and evidence of payment of premiums therefor with respect to the insurance required by the Bank with respect to each portion of the Premises as set forth in

Section 6.2 below, including, but not limited to, general liability insurance and hazard insurance, and flood insurance if applicable;

         (c) A current certified survey of the Premises prepared by a registered surveyor satisfactory to the Bank, and containing on the face thereof the completed certificate of the surveyor in the form of the surveyor's certificate required by the Bank, dated not more than ninety (90) days prior to the Date of Issuance, and in compliance with the Minimum Standard Detail Requirements for ALTA/ASCM Class A land title surveys, as adopted by the American Land Title Association and American Congress on Surveying and Mapping in 1992 (the "Initial Survey"). As construction progresses, Borrower shall furnish evidence satisfactory to Bank that the Project is located and built within the boundaries of the Premises. Within thirty (30) days after completion of the Project, the Borrower shall provide the Bank with an as-built survey of the Premises which survey shall comply with the standards set forth above for the Initial Survey;

         (d) A current Phase I environmental audit of each portion of the Premises satisfactory to the Bank in its sole discretion prepared by an environmental consultant satisfactory to the Bank;

         (e) A Commitment to issue an ALTA Loan Policy of Title Insurance issued by the Title Company in the amount of the Letter of Credit (i) insuring that the Mortgage, as of the time of its filing for record, is a first and best lien upon the Premises, and that the title to the Premises is free, clear and unencumbered, subject only to Permitted Encumbrances; (ii) insuring the priority of the Mortgage over mechanics or materialmen's liens; (iii) obligating the Title Company to affirmatively insure that access to the applicable portion of the Premises is by a dedicated and accepted public right-of-way; and (iv) including such endorsements and affirmative insurance as may be required by the Bank, including, but not limited to, the so-called "Pending Disbursement Endorsement" and "Revolving Credit Endorsement";

         (f) Evidence satisfactory to the Bank that the Project, when completed, and the Premises, and the proposed and actual use thereof, will comply with all applicable laws, statutes, codes, ordinances, rules and regulations, including, but not limited to, zoning and Environmental Laws, of all governmental authorities having jurisdiction over the same, and that there is no action or proceeding pending (or any time for an appeal of any decision rendered) before any court, quasi-judicial body or administrative agency at the Date of Issuance relating to the validity of this Reimbursement Agreement or the transactions contemplated hereby or the proposed or actual use or operation of each portion of the Premises.

         (g) A written appraisal (the "Appraisal") of the Premises satisfactory to the Bank in all respects, prepared by an appraiser selected and directly engaged by the Bank pursuant to an engagement letter issued by the Bank, the cost of which Appraisal will be charged to the Borrower at Closing Date, and which Appraisal shall be prepared in accordance with the Uniform Standards of Professional Appraisal Practice applicable to Federally Related Transactions as set out in Appendix A to the real estate appraisal regulations adopted by the Office of the Comptroller of the Currency pursuant to the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") (Sub-part C of 12 C.F.R. 34) and which Appraisal shall be updated, at the Borrower's cost, upon the occurrence of an event of default under any of the Credit Documents;

             provided that the sum of (i) the appraised value of the Building multiplied by 85% and (ii) the appraised value of the Equipment multiplied by 100% shall be an amount equal to or greater than the Letter of Credit Commitment.

         (h) Copies of all documentation relating to the Borrower's credit facilities with lenders who will or may have liens and security interests superior to the Bank's liens, a review of which by the Bank shall establish, in the Bank's sole judgment, that the Bank is sufficiently collateralized and otherwise protected in issuing the Letter of Credit.

         Section 5.2. Bank's Inspector's Certificate. As directed by the Bank
                      ------------------------------
from time to time, the Bank's inspector shall inspect the Premises to verify that the request for disbursement accurately indicates the amount of construction completed. The Bank shall have received a certificate from the Bank's inspector certifying (i) that the construction of the Project theretofore completed, if any, has been performed substantially in accordance with the Plans and Specifications; (ii) that the quality of construction of the Project theretofore completed is in accordance with generally accepted standards in the construction industry for the cost of the construction of the Project; (iii) that the undisbursed portion of the Project Fund together with other monies to be provided by Borrower are adequate to complete the construction and equipping of the Project pursuant to the Plans and Specifications by the Completion Date; and (iv) that it is reasonable to expect that the completion of the Project will occur on or before the Completion Date. It is understood and agreed that the Bank shall not be liable for any reason as a result of such inspections, the parties hereby agreeing that the inspections are solely for the benefit of the Bank.

         Section 5.3. No Liens. The Bank shall have received evidence
                      --------
satisfactory to the Bank that since the last preceding disbursement from the Project Fund there has been no change in the state of title to the Premises. The Borrower shall pay the cost of the title update required by the Bank from the Title Company in connection with each request for approval of disbursement relating to the Project and each endorsement to the Title Policy insuring the Premises.

         Section 5.4. Request for Approval of Disbursement. Not later than ten
                      ------------------------------------
(10) business days before the date on which the Borrower desires a disbursement from the Project Fund, the Borrower shall submit to the Bank (i) a written request for approval of the disbursement from the Project Fund; (ii) a certification of the Borrower that, among other things, the Borrower has paid or actually incurred the costs for which the request is being made; (iii) a revised Project Budget showing the balance of each category of Project costs; and (iv) a requisition using AIA Form G702 and/or G703 if the draw is used for construction or such other form as the Bank may request, accompanied by a cost breakdown, the accuracy of which shall be verified by the Bank's Inspector.

         Section 5.5. Timing. The Borrower will submit draw requests not more
                      ------
often than once every month. Each disbursement shall not be more than 95% of the value of work-in-place and the balance will be paid upon completion based on requirements set forth below. Retainage will be held on a subcontract by subcontract basis, and released in connection with a particular subcontract upon the expiration of the time for filing of any mechanic's lien with respect to such subcontract provided all work thereunder has been completed to the satisfaction of the Bank and its inspector and a mechanic's lien waiver has been received from the subcontractor for all their work done on the Premises.

         Section 5.6. Supporting Documentation. The Borrower shall furnish the
                      ------------------------
Bank with an affidavit of the Borrower identifying all subcontractors and materialmen who have performed work or furnished materials in connection with the portion of the Project for which disbursement is being sought, together with lien waivers from the General Contractor for the Project and from all subcontractors and materialmen who have provided notices of furnishing or who have performed work or furnished materials in connection with such portion of the Project, current through the end of the period covered by the Borrower's most recent request, and such other evidence or affidavits required by the Bank at the time of each request to ensure that all bills then due and payable for labor and materials used in constructing such portion of the Project and all bills due and payable to the General Contractor, subcontractors, materialmen and their respective subcontractors, laborers, and material suppliers have been paid in full, except those bills to be paid with the proceeds of such disbursement, and except for retainages.

         Section 5.7. Material Damage. Notwithstanding any provision of this
                      ---------------
Reimbursement Agreement to the contrary, if any portion of the Premises shall have suffered any material damage or destruction prior to any disbursement from the Project Fund, such damaged or destroyed portion shall be restored or replaced in a manner acceptable to the Bank without cost to the Bank prior to the approval by the Bank of any further disbursement from the Project Fund.

         Section 5.8. Other Disbursement Approval Conditions. The Bank shall not
                      --------------------------------------
be obligated to approve any disbursement from the Project Fund if, at the time of a proposed disbursement, (i) an Event of Default or an event which, with the passage of time or service of notice, or both, would be an Event of Default under any of the Credit Documents has occurred, or (ii) any representation or warranty made by the Borrower in any of the Credit Documents proves to be untrue in any material respect, or (iii) the Bank determines, at any time, that the Project or a portion thereof will not be approved by the appropriate governmental regulatory authorities.

         Section 5.9. Permits. The Borrower shall have delivered to the Bank
                      -------
building, zoning, and other required permits covering construction of any portion of the Project together with evidence satisfactory to the Bank that all approvals required with respect to the Premises from third parties or any governmental or quasi-governmental authorities have been obtained or, in the case of approvals relating to the operation of any portion of the Project which cannot be obtained until completion of construction, evidence satisfactory to the Bank that such approvals are obtainable. Such evidence shall include copies of all letters of grant or approval of all zoning changes and other site plan approvals and subdivision approvals, all variances of zoning regulations affecting the height, bulk, location or configuration of any portion of the Project and the Premises (or satisfactory opinion of counsel that the same are not required), and all approvals or variances relating to parking or loading areas (both on-street and off-street) and all appurtenant easements required by governmental authorities with respect to the Premises.

         Section 5.10. Utilities. The Borrower shall have delivered to the Bank
                       ---------
evidence satisfactory to the Bank that (i) the Premises have available to it adequate water, gas and electrical supply, storm and sanitary sewage facilities, other required public utilities, and means of access between the Premises and public highways; and (ii) that all such facilities comply with all applicable laws, rules and regulations, and all necessary easements to provide such utility service to the Premises have been obtained.

         Section 5.11. Borrower's Affidavit. The Borrower shall have delivered
                       --------------------
to the Bank the affidavit of the Borrower affirming (among other things) as of the date of each disbursement, (i) that all costs for labor and material for the construction and equipping of all improvements comprising any part of the Project furnished to the date of Borrower's affidavit have been paid in full (in accordance with Section 5.6 above), and (ii) that no bankruptcy or other insolvency proceedings have been instituted by or against the Borrower.

         Section 5.12. Subordination of Leases. Prior to each disbursement
                       -----------------------
following the initial disbursement, the Borrower shall have furnished to the Bank (i) a subordination agreement from each tenant possessing any portion of the Premises wherein such tenant subordinates its leasehold interest to the lien of the Mortgage or (ii) an endorsement to the Title Policy affirmatively insuring the superiority of the lien of the Mortgage against any such tenant's leasehold interest.

         Section 5.13. Construction Loan Agreement. Prior to each disbursement
                       ---------------------------
following the initial disbursement, the Borrower shall have furnished to the Bank all materials required pursuant to the Construction Loan Agreement not otherwise required hereunder prior to any disbursement.

                                  SECTION SIX
                                  -----------

                                   COVENANTS
                                   ---------

         The Borrower covenants and agrees that, from the date of this Agreement and until the obligations of the Borrower to the Bank hereunder are satisfied in full, it will comply with the following provisions:

         Section 6.1. Accounting; Financial Statements and Other Information.
                      ------------------------------------------------------
The Borrower will maintain a standard system of accounting, established and administered in accordance with GAAP consistently followed throughout the periods involved, and will set aside on its books, for each fiscal year, the proper amounts for depreciation, obsolescence, amortization, bad debts, current and deferred taxes, and other purposes as shall be required by GAAP. The Borrower will deliver to the Bank or cause to be delivered to the Bank:

         (a) Within thirty (30) days after the close of each fiscal quarter, the Borrower's internally prepared financial statements including: balance sheet, profit and loss statement, comparison of actual results to budget, explanation from significant variances, with such additional information and in such form as the Bank may require, signed by a representative of the Borrower who has principal responsibility for financial matters;

         (b) Within ninety (90) days after the close of the Borrower's fiscal year, audited financial statements accompanied by an unqualified opinion prepared by an independent certified public accountant satisfactory to the Bank and such certified public accountant's management letter with respect to the Borrower;

         (c) No less than thirty (30) days prior to the commencement of each fiscal year of the Borrower, a budget for the Borrower for such fiscal year, in form and substance satisfactory to the Bank;

         (d) Promptly upon receipt thereof, copies of all other written reports submitted to the Borrower by independent accountants in connection with any annual or interim audit of the corporate books of the Borrower; and

         (e) With reasonable promptness, such other data and information as from time to time may be reasonably requested by the Bank, including Borrower's annual tax return.

         Section 6.2. Insurance and Maintenance of Properties and Business. The
                      ----------------------------------------------------
Borrower shall maintain insurance in responsible companies in such amounts and against such risks as is satisfactory to the Bank, and all such policies shall provide that the proceeds thereof shall be payable to it and Bank, as their respective interests may appear. All said policies or certificates thereof, including the endorsements, shall be deposited with the Bank; and such policies shall contain provisions that no such insurance may be canceled or decreased without thirty (30) days prior written notice to the Bank. In the event of acquisition by the Borrower of additional insurable Pledged Collateral, it shall cause such insurance coverage to be increased or amended in such manner and to such extent as prudent business judgment would dictate. If the Borrower shall at any time or times hereafter fail to obtain and/or maintain any of the policies of insurance required herein, or fail to pay any premium in whole or in part relating to such policies, Bank may, but shall not be obligated to, obtain and/or cause to be maintained insurance coverage with respect to the Pledged Collateral, including, at Bank's option, the coverage provided by all or any of the policies of the Borrower, and pay all or any part of the premium therefor, without waiving any default by Borrower; any sums disbursed by Bank shall be additional loans to Borrower by Bank payable on demand. Bank shall have the right to settle and compromise any and all claims under any of the policies required to be maintained by Borrower hereunder and the Borrower hereby appoints Bank as its attorney-in-fact, with power to demand, receive, and receipt for all monies payable thereunder, to execute in its name or the name of the Bank or both any proof of loss, notice, draft, or other instruments in connection with such policies or any loss thereunder and generally to do and perform any and all acts as Borrower, but for this appointment, might or could perform. The Borrower will, upon request, furnish to the Bank a schedule of all insurance carried by it, setting forth in detail the amount and type of such insurance. The Borrower will maintain, in good repair, working order and condition, all properties used or useful in its the business.

         Section 6.3. Payment of Indebtedness and Taxes. The Borrower will pay
                      ---------------------------------
(a) all of its Indebtedness (not required to be subordinated hereunder) and other obligations in accordance with normal terms or any applicable grace periods and (b) all taxes, assessments, and other governmental charges levied upon any of its respective properties or assets or in respect of its respective franchises, business, income, or profits before the same become delinquent, except that no such Indebtedness, obligations, taxes, assessments, or other charges need be paid if contested by the Borrower in good faith and by appropriate proceedings promptly initiated and diligently conducted and if appropriate provision, if any, as shall be required by GAAP, shall have been made therefor.

         Section 6.4. Litigation; Adverse Changes. The Borrower will promptly
                      ---------------------------
notify the Bank in writing of (a) any event which, if existing at the date hereof, would require a material qualification of the representations and warranties set forth in Section 3.6 and (b) any material adverse change in the condition, business, or prospects, financial or otherwise, of the Borrower.

         Section 6.5. Notice of Default. The Borrower will promptly notify the
                      -----------------
Bank of (a) any Event of Default or event which with the passage of time or service of notice or both would constitute an Event of Default hereunder and (b) any demands made upon the Borrower by any Person for the acceleration and immediate payment of any material Indebtedness owed to such Person.

         Section 6.6. Inspection. The Borrower will make available for
                      ----------
inspection by duly authorized representatives of the Bank, its books, records, and properties, and will furnish the Bank such information regarding its respective business affairs and financial condition within a reasonable time after written request therefor.

         Section 6.7. Environmental Matters. The Borrower:
                      ---------------------

         (a)   Shall comply in all material respects with all Environmental
               Laws;

         (b) Shall deliver promptly to the Bank (i) copies of any documents received from the United States Environmental Protection Agency or any state, county or municipal environmental or health agency, and (ii) copies of any documents submitted by the Borrower to the United States Environmental Protection Agency or any state, county or municipal environmental or health agency concerning its operations; and

         (c) Hereby indemnifies and holds the Bank harmless from all liability or loss arising out of the application of any Environmental Law to the Bank or to any collateral (including without limitation the Premises) for any loan to the Borrower, including, without limitation, any Environmental Law creating a lien upon property or imposing any liability upon the Bank for any clean up costs; provided, however, that this indemnity shall not apply to liability arising out of willful violation of Environmental laws by the Bank.

         Section 6.8. Payment Schedule of Notes. The Borrower shall cause the
                      -------------------------
principal amount of the Notes to be repaid not later than the scheduled payments as indicated on Exhibit C attached hereto and made a part hereof. On the Date of Issuance, the Borrower shall direct the Trustee to redeem Notes on the dates and in the amounts set forth on Exhibit C pursuant to the Borrower's right to optionally redeem Notes pursuant to the Indenture.

         Section 6.9. Existence; Business. The Borrower will cause to be done
                      -------------------
all things reasonably necessary to preserve and keep in full force and effect its existence and rights, to conduct its business in a prudent manner, to maintain in full force and effect, and renew from time to time, its franchises, permits, licenses, patents, and trademarks that are necessary to operate its business. The Borrower will comply in all material respects with all valid laws and regulations now in effect or hereafter promulgated by any properly constituted governmental authority having jurisdiction, and the Borrower will act to eliminate any nuisance or nuisances which it creates on any portion of the Premises; provided, however, the Borrower shall not be required to comply with any law or regulation which it is contesting in good faith by appropriate proceedings as long as either the effect of such law or regulation is stayed pending the resolution of such proceedings or the effect of not complying with such law or regulation is not to jeopardize any franchise, license, permit, patent, or trademark necessary to conduct the Borrower's business.

         Section 6.10. Total Funded Debt to EBITDA. The Borrower shall maintain
                       ---------------------------
a ratio of Total Funded Debt to EBITDA of 4.0 to 1.0 as of December 31, 2000;
3.5 to 1.0 as of December 31, 2001; and 3.0 to 1.0 as of December 31, 2002 and December 31 of each fiscal year thereafter. The Borrower will provide the Bank with a certificate of an authorized officer of the Borrower demonstrating compliance with this section 6.10 within the period required for the delivery of financial statements pursuant to subsection 6.1(b) of this Agreement.

         Section 6.11. Minimum Debt Service Coverage Ratio. The Borrower shall
                       -----------------------------------
maintain a minimum Debt Service Coverage Ratio of 1.25 to 1.0 as of the end of each fiscal quarter, calculated using information for the previous twelve (12) months, beginning with the fiscal quarter ending June 30, 2000 and continuing quarterly thereafter. The Borrower will provide the Bank with a certificate of an authorized officer of the Borrower demonstrating compliance with this section
6.11 within each applicable period required for the delivery of financial statements pursuant to subsections 6.1(a) and (b) of this Agreement.

         Section 6.12. Changes to Plans and Specifications, General Contract.
                       -----------------------------------------------------
The Borrower will not make or permit to be made (a) any material change in the Plans and Specifications; (b) any changes in excess of 10% in any line item of the Project budget, (c) any material change in the terms and conditions of the construction contract with the General Contractor or (d) any change in the identity of the General Contractor.

         Section 6.13. Construction of Project. The Borrower will cause the
                       -----------------------
construction of the Project to be carried forward with diligence and continuity and to be completed by the Completion Date, and in accordance with the Plans and Specifications and all applicable zoning, building and other laws, statutes, codes, ordinances, rules and regulations. The Borrower will comply with its obligations under its construction contract with the General Contractor.

         Section 6.14. Additional Funds. The Borrower will, at any time or times
                       ----------------
upon request of the Bank, deposit with the Bank such additional funds as are determined by the Bank or the Bank's Inspector to be necessary (in excess of the proceeds of the Bonds) to pay for completion of the Project and all costs and expenses related thereto.

         Section 6.15. Evidence of Payment of Costs. The Borrower will furnish
                       ----------------------------
to the Bank copies of all affidavits, lien waivers, releases or other evidence requested by the Bank from time to time to establish that all bills for labor and materials performed or furnished in connection with the Project and all bills of the General Contractor and its subcontractors and material suppliers, have been paid in full, except for retainages.

         Section 6.16. Entry; Correction of Defective Work. The Borrower will
                       -----------------------------------
allow the Bank, through the Bank's Inspector, and the Bank's officers, agents or employees, at all reasonable times, (a) the right of entry and free access to the Premises to inspect all work done, labor performed and materials furnished in furtherance of the Project and (b) to require to be replaced or otherwise corrected any materials or work which fails to comply with the Plans and Specifications.

         Section 6.17. Title. The Borrower will keep the title to the Premises
                       -----
free and clear of all liens, encumbrances, easements, restrictions and claims, except for (a) the Permitted Encumbrances, (b) any lien, restriction or encumbrance created in connection with this Agreement or otherwise approved by the Bank, and (c) real estate taxes and installments of special assessments, if any, which are a lien but not yet due and payable.

                                 SECTION SEVEN
                                 -------------

                              NEGATIVE COVENANTS

         The Borrower further covenants and agrees that, from the date of this Agreement and until the obligations of the Borrower to the Bank hereunder are satisfied in full, the Borrower will, unless the Bank shall otherwise consent or agree, comply with the following provisions:

         Section 7.1. Sale, Purchase of Assets. The Borrower will not, directly
                      ------------------------
or indirectly, (a) purchase, lease, or otherwise acquire any assets, including without limitation shares of corporate stock or other equity interests in entities (other than Borrower and its Subsidiaries), except in connection with the Project or in the ordinary course of business or as otherwise permitted under this Agreement, or (b) sell, lease, transfer, or otherwise dispose of any building or real property or other assets except for (i) tangible assets sold for full and adequate consideration which the Borrower has determined to be worn out or obsolete or not useful in the ordinary course of its business or (ii) tangible assets sold in the ordinary course of business provided that the Borrower receives full and adequate consideration in exchange for such assets sold.

         Section 7.2. Mortgage, Security Interests, and Liens. The Borrower will
                      ---------------------------------------
not, directly or indirectly, create, incur, assume, or permit to exist any mortgage, security interest, lien, charge, encumbrance on, or pledge, conditional sale or other title retention agreement with respect to, the Pledged Collateral now owned or hereafter acquired (herein called "Liens") other than:

         (a) Liens for taxes, assessments, or governmental charges or levies the payment of which is not at the time required by Section 6.3 hereof;

         (b) Liens imposed by law, such as Liens of landlords, carriers, warehousemen, mechanics, and materialmen arising in the ordinary course of business for sums not yet due or being contested by appropriate proceedings promptly initiated and diligently conducted, provided other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

         (c) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, and other types of social security, or to secure the performance of tenders, statutory obligations, and surety and appeal bonds, or to secure the performance and return of money bonds and other similar obligations, excluding obligations for the payment of borrowed money;

         (d) Any judgment Lien, unless the judgment it secures shall not, within thirty (30) days after the entry thereof, have been discharged or execution therefor stayed pending appeal, or shall not have been discharged within thirty (30) days after the expiration of any such stay;

         (e) Other Liens incidental to the conduct of the business or ownership of properties and assets of the Borrower, which are not incurred or granted in connection with the borrowing of money or the obtaining of advances or credits, and which do not in the aggregate materially detract from the value of its or their respective property or assets or materially impair the use thereof in the ordinary course of business; and

         (f) Liens evidenced by or permitted under the terms of the Mortgage, as well as any other Permitted Encumbrances.

         Section 7.3. Assumptions; Guaranties. The Borrower will not assume,
                      -----------------------
guarantee, endorse, or otherwise become directly or contingently liable for (including, without limitation, liable by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to, or otherwise invest in any debtor, other than to a Subsidiary, or otherwise to assure the creditor against loss) any obligation or Indebtedness of any other Person, other than a Subsidiary, except guaranties by endorsement of negotiable instruments for deposit, collection, or similar transactions in the ordinary course of business.

         Section 7.4. Mergers; Consolidation. The Borrower will not merge or
                      ----------------------
consolidate with any Person, dissolve, wind up its affairs, or sell, assign, lease, or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired) to any Person.

         Section 7.5. Investments and Loans. The Borrower will not, directly or
                      ---------------------
indirectly, (a) purchase or otherwise acquire or own any stock or other securities of any Person, other than a Subsidiary, including without limitation, the Borrower's own securities or stock, except pursuant to agreements to which the Borrower is a party as of the date of this Agreement, or pursuant to the provisions of any current or future awards under Borrower's employee stock incentive plans, or (b) make or permit to be outstanding any loan or advance or enter into any arrangements to provide funds or credit, to any other Person, except that it may purchase or otherwise acquire and own marketable U.S. Treasury and Agency obligations, and certificates of deposit and bankers' acceptances issued or created by any domestic commercial bank.

         Section 7.6. Subordinated Debt. The Borrower will not make any payment
                      -----------------
upon its outstanding Subordinated Debt, except in such manner and amounts as may be expressly authorized in any subordination agreement presently or hereafter held by the Bank.

         Section 7.7. Note Documents. The Borrower will not enter into an
                      --------------
amendment of the Note Documents, without the prior written consent of the Bank.

         Section 7.8. Indebtedness. The Borrower will not, and the Borrower will
                      ------------
not permit any Subsidiary to, directly or indirectly, create, incur or assume Indebtedness, or otherwise become, be, or remain liable with respect to, any Indebtedness, provided that the foregoing restrictions shall not apply to:

         (a) The Indebtedness evidenced by the Credit Documents, Indebtedness evidenced by the Note Documents, and any other Indebtedness now or hereafter payable by it to the Bank;

         (b) current accounts, payable or accrued, incurred by it or any of its Subsidiaries in the ordinary course of its business, provided that the same shall be paid when due in accordance with customary trade terms unless contested by appropriate proceedings; and

         (c) Existing Indebtedness which is reflected on its financial statements referred to in Section 3.8 hereof.



                                 SECTION EIGHT
                                 -------------

                               EVENTS OF DEFAULT
                               -----------------

         Section 8.1. Events of Default. The occurrence of any one or more of
                      -----------------
the following events shall constitute an Event of Default under this Agreement:

         (a) If Borrower fails to make or cause to be made any payment to the Bank required to be made pursuant to the terms of this Agreement or any of the other Credit Documents, or

         (b) If any representation or warranty made by the Borrower herein, in any of the other Credit Documents or in any other written statement, certificate, report, or financial statement at any time furnished by or for the Borrower in connection herewith, proves to be incorrect in any material respect when made, or

         (c) If the Borrower fails to perform or observe any other provision, covenant, or agreement contained in this Agreement or in any of the other Credit Documents, and such failure remains unremedied for thirty (30) calendar days after the Bank shall have given written notice thereof to the Borrower, or

         (d) If the Borrower (i) fails to pay any Indebtedness (other than as arising under this Agreement) owing by the Borrower when due, whether at maturity, by acceleration, or otherwise or (ii) fails to perform any term, covenant, or agreement on its part to be performed under any agreement or instrument (other than this Agreement) evidencing, securing or relating to such Indebtedness when required to be performed, or is otherwise in default thereunder, if the effect of such failure is to accelerate, or to permit the holder(s) of such Indebtedness or the trustee(s) under any such agreement or instrument to accelerate, the maturity of such Indebtedness, whether or not such failure shall be waived by such holder(s) or trustee(s), or

         (e)   An Indenture Default shall have occurred, or

         (f) If the Borrower discontinues business, or if there occurs a material adverse change in the business, property, or the condition or operations, financial or otherwise, of the Borrower, or

         (g) If any of the following events occur: (i) any Reportable Event, which the Bank determines in good faith might constitute grounds for the termination of any Plan or for the appointment by the appropriate United States district court of a trustee to administer any Plan, continues for thirty (30) days after the Bank has given written notice thereof to the Borrower, (ii) any Plan incurs any "accumulated funding deficiency" (as such term is defined in ERISA) whether waived or not, (iii) the Borrower engages in any Prohibited Transaction, (iv) a trustee is appointed by an appropriate United States district court to administer any Plan, or (v) the PBGC institutes proceedings to terminate any Plan or to appoint a trustee to administer any Plan, or

         (h) If the Borrower is adjudicated a debtor or insolvent, or ceases, is unable, or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors,
               (ii) applies for, or consents to, the appointment of any receiver, trustee, or similar officer for it or for all or any substantial part of its property, or any such receiver, trustee, or similar officer is appointed without the application or consent of the Borrower, (iii) institutes, or consents to the institution of, by petition, application, or otherwise, any bankruptcy reorganization, arrangement, readjustment of debt, dissolution, liquidation, or similar proceeding relating to it under the laws of any jurisdiction, (iv) has any such proceeding described in clause (iii) instituted against it which remains thereafter undismissed for a period of sixty (60) days, or (v) has any judgment, writ, warrant of attachment or execution or similar process issued or levied against a substantial part of its property and such judgment, writ, or similar process is not released, vacated, or fully bonded within sixty (60) days after its issue or levy; or

         (i)   If an event of default occurs under any of the Credit Documents;
               or

         (j)   Except as otherwise permitted in this Agreement, if at any time,
               (i) the sum of the undisbursed portion of the Project Fund is less than the amount determined by the Bank to be necessary for the timely and full payment of (a) all work done and not theretofore paid for or to be done in connection with the completion of the Project in accordance with the Plans and Specifications, including installation of all fixtures, furniture and equipment contemplated by the Plans and Specifications, and (b) all other costs incurred and not theretofore paid for, or to be incurred in connection with the Project, and (ii) the Borrower fails, within fifteen (15) Business Days after written request by the Bank, to deposit the deficiency with the Bank.

         Section 8.2. No Waiver; Remedies. If an Event of Default occurs, the
                      -------------------
Bank may exercise any and all remedies, legal or equitable on behalf of the Bank, to collect the amounts due from the Borrower pursuant to this Agreement, and, in its sole discretion, may instruct the Trustee to accelerate the maturity of the Notes or redeem the Notes. Upon receipt by the Trustee of such instructions from the Bank, the Notes shall be accelerated or redeemed pursuant to the Indenture. No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or equity.

                                 SECTION NINE
                                 ------------

            TRANSFER, REDUCTION OR TERMINATION OF LETTER OF CREDIT
            ------------------------------------------------------

         Section 9.1. Transfer of Letter of Credit; Reduction of Letter of
                      ----------------------------------------------------
Credit Commitment and Termination of Letter of Credit and Related Matters.
-------------------------------------------------------------------------

         (a) The Letter of Credit may be transferred in accordance with the provisions set forth therein.

         (b) The Borrower shall be entitled to a credit against the principal amount of the Notes prior to maturity (the "Credit") pursuant to an optional redemption of a portion of the Notes or to the purchase of Notes in the open market and cancellation of such Notes in accordance with the provisions of the Indenture, if such amounts have been paid by or on behalf of the Borrower other than by the Bank. If the Borrower is entitled to a Credit, the Borrower shall have the right at any time thereafter to reduce permanently, without penalty or premium, the Letter of Credit Commitment in the manner set forth below. The Letter of Credit Commitment will be reduced by an amount equal to the sum of the following corresponding reductions in the Principal Commitment and the Interest Commitment: (a) the Principal Commitment will be reduced by an amount equal to the amount of such Credit; and (b) the Interest Commitment will be reduced by an amount equal to ninety-eight (98) days' interest on the amount of such Credit at the rate of ten percent (10%) per annum (calculated on the basis of a 365-day year; 366 days in a leap year). The aforementioned reduction will occur not less than three (3) Business Days' after written notice to the Bank, accompanied by the original Letter of Credit and the written certificate of the Trustee and the Borrower stating that the Borrower is entitled to such Credit and designating the amount of such Credit and the date upon which such Credit and the corresponding reduction in the Letter of Credit Commitment shall become effective (which shall be a Business Day).

         (c) If the Letter of Credit Commitment shall be reduced pursuant to paragraph (b) hereof, and the Bank shall have received the certificate required by paragraph (b) hereof, then the Bank shall deliver to the Trustee an amendment to the Letter of Credit, dated as of the effective date of the reduction as indicated, which amendment shall reduce the Letter of Credit Commitment accordingly, but otherwise does not change the terms of the Letter of Credit.

         (d) The obligation of the Bank to honor Interest Drawings, under the Letter of Credit, up to the amount of the Interest Commitment, (as same may have been reduced pursuant to subsection (b) of this Section 9.1), will be automatically reinstated after each Interest Drawing to an amount equal to the Interest Commitment.

         (e) The Bank shall reinstate amounts drawn under the Letter of Credit pursuant to a Remarketing Drawing, as to the Interest Commitment, immediately and, as to the Principal Commitment, to the extent money is received by the Bank (other than from drawings under the Letter of Credit) from the tender agent described in the Indenture, which money was held by such tender agent for the sole purpose of reimbursing the Bank for all or a portion of amounts drawn under the Letter of Credit pertaining to such Remarketing Drawing for Notes tendered for purchase to and remarketed by the Remarketing Agent, or upon the Trustee's certification that the Trustee or the tender agent is holding for the Bank's benefit Notes together with an amount of money, the aggregate amount of which Notes and money is equal to or greater than the principal portion of the Remarketing Drawing.

         The Letter of Credit shall terminate automatically on the earliest of
(i) the payment by the Bank to the Trustee of the final drawing available to be made under the Letter of Credit; (ii) receipt by the Bank of the Letter of Credit and a certificate signed by an officer of the Trustee and an authorized representative of Borrower stating that no Notes remain outstanding; (iii) receipt by the Bank of the Letter of Credit and a certificate signed by an officer of the Trustee and an authorized representative of Borrower stating that an "Alternate Credit Facility" in substitution for the Letter of Credit has been accepted by the Trustee and is in effect"; or (iv) the stated Expiration Date.

         This Reimbursement Agreement will terminate on the later of the Expiration Date or Borrower's satisfaction in full of all of the Borrower's obligations pursuant to this Reimbursement Agreement, subject to any provision of this Reimbursement Agreement for survival of any provision of this Reimbursement Agreement.

                                  SECTION TEN
                                  -----------

                                 MISCELLANEOUS
                                 -------------

         Section 10.1. Liability of the Bank. Between the Borrower and the Bank,
                       ---------------------
the Borrower assumes all risks of the acts or omissions of the Trustee and any transferee of the Letter of Credit with respect to its use of the Letter of Credit or its proceeds. Neither the Bank nor any of its officers or directors shall be liable or responsible for:
(a) the use which may be made of the Letter of Credit or any of the proceeds thereof, or for any acts or omissions of the Trustee and any transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, inaccuracy of any of the statements or representations contained therein or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Bank against presentation of documents which do not strictly comply with the terms of the Letter of Credit, including any failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under the Letter of Credit, except the Borrower shall have a claim against the Bank, and the Bank shall be liable to the Borrower, to the extent, but only to the extent of any direct, as opposed to consequential, damages suffered by the Borrower which the Borrower proves were caused by (i) the Bank's willful misconduct or gross negligence in honoring a draft under the Letter of Credit, or (ii) the Bank's willful failure to pay under the Letter of Credit after presentation to it by the Trustee (or a successor trustee under the Indenture to whom the Letter of Credit has been transferred in accordance with its terms) of a sight draft and certificate strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Bank may accept documents that appear on their face to be in order, and may assume the genuineness and rightfulness of any signature thereon, without responsibility for further investigation, regardless of any notice or information to the contrary unless actually received by the Bank; provided, that if the Bank shall receive written notification from both the Trustee and the Borrower that documents conforming to the terms of the Letter of Credit to be presented to the Bank are not to be honored, the Bank agrees that it will not honor such documents and the Borrower shall indemnify and hold the Bank harmless from such failure to honor.

         In the event any claim, demand, action or suit, loss, or liability is asserted against Bank arising in any manner from the issuance, presentation or acceptance of drafts under the Letter of Credit or the interpretation of or actions under the Letter of Credit, the Borrower agrees to indemnify, hold harmless and defend Bank, its agents, officers and directors from any loss or damage, including without limitation, reasonable attorneys' fees and costs, except for Bank's obligations stated in the Letter of Credit and for loss or liability incurred by Bank's willful misconduct or gross negligence as referenced above. The agreements in this paragraph will survive any payment under or termination of this Reimbursement Agreement.

         Section 10.2. Right to Set-Off. Upon the occurrence of any Event of
                       ----------------
Default hereunder the Bank is hereby irrevocably authorized at any time and from time to time without notice to the Borrower, any such notice being expressly waived by the Borrower, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect or contingent or matured or unmatured, at any time held or owing by the Bank to or for the credit or the account of the Borrower, or any part thereof in such amounts as such Bank may elect, against and on account of the obligations and liabilities of the Borrower to the Bank hereunder and claims of every nature and description of the Bank against the Borrower, whether arising hereunder or otherwise, as the Bank may elect, whether or not the Bank has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Bank agrees to notify the Borrower promptly of any such set-off and the application made by the Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Bank under this subsection are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Bank may have.

         Section 10.3. Additional Collateral. As additional security for this
                       ---------------------
Agreement, the Borrower agrees that in the event that Trustee shall, at any time or from time to time, draw upon the Letter of Credit, the Bank shall be and become the assignee of all rights and interests of the Borrower and the Trustee. The Borrower does hereby consent to such assignment, and does agree to execute any and all such documents, instruments and certificates in connection therewith as the Bank shall deem appropriate.

         Section 10.4. Notices. All notices, requests, consents and other
                       -------
communications hereunder shall be in writing and shall be deemed to have been made when delivered, or mailed first-class postage prepaid, or sent by wire, telex, telecopier or similar electronic means of communication or delivered to a telegraph office for transmission, addressed to the appropriate address set forth below, if to the Bank, at:

                  KeyBank National Association
                  66 South Pearl Street
                  Albany, New York   12207-1501
                  Attention: International Department
                  Fax Number: (518) 487-4998

                  with a copy to:

                  Stephen P. Lubelczyk, Senior Vice President
                  KeyBank National Association
                  Commercial Banking Division
                  One Canal Plaza
                  Portland, Maine 04101-4035
                  Fax Number:  (207) 874-7070

or at such other address as may have been furnished for such purpose to the Borrower by the Bank in writing; or

         if to the Borrower, at:

                  Robert D. Elliott, President and Chief Executive Officer Aerovox Incorporated
                  740 Belleville Avenue
                  New Bedford, MA  02745
                  Fax Number:  (508) 910-3123

                  with a copy to:

                  Stanley B. Kay, Esq.
                  85 Wells Avenue, Suite 200
                  Newton, MA  02459-3215
                  Fax Number:  (617) 558-8029

or at such other address as may have been furnished for such purpose to the Bank by the Borrower in writing.

         Section 10.5. Survival of Representations and Warranties. All
                       ------------------------------------------
agreements, representations and warranties contained in the Credit Documents shall survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of the Bank and the issuance and acceptance of the Letter of Credit. All statements contained in any certificates or other instruments delivered by the Borrower pursuant hereto shall constitute representations and warranties by the Borrower under this Agreement.

         Section 10.6. Payments on Holidays. Whenever any payment to be made
                       --------------------
pursuant to this Agreement shall be stated to be due on a public holiday in the State of Maine, Saturday or Sunday, such payment may be made on the next succeeding business day and such extension of time shall in such case be included in computing interest, if any, in connection with such payment.

         Section 10.7. Computation of Interest. Except as otherwise provided,
                       -----------------------
all computations of interest with respect to the Letter of Credit hereunder shall be made on the basis of a three hundred sixty-five (365) day year.

         Section 10.8. Entire Agreement. The Credit Documents and the Letter of
                       ----------------
Credit embody the entire agreement and understanding among the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof.

         Section 10.9. Parties in Interest. All the terms and provisions of this
                       -------------------
Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

         Section 10.10. Expenses. Regardless of whether or not the Notes are
                        --------
eventually issued and sold and regardless of whether or not the transactions contemplated hereby shall be consummated, Borrower will pay or reimburse Bank, on demand, for all expenses incurred or paid by Bank in connection with (i) the preparation, interpretation or amendment of this Agreement, the Letter of Credit or the Credit Documents, (ii) the administration, supervision, protection or realization of any Pledged Collateral, (iii) any action or participation by Bank in connection with any bankruptcy case or proceeding involving Borrower or any of the Pledged Collateral, and (iv) the defense, settlement or satisfaction of any action, claim or demand asserted against Bank with respect to Bank's rights or liabilities under the Credit Documents (exclusive of any final judgment rendered by a court of competent jurisdiction pursuant to which the Bank has been found expressly liable for willful misconduct or gross negligence in honoring, or failing to honor, a draft under the Letter of Credit), including, but not limited to, with respect to all of the foregoing, all reasonable out-of-pocket expenses incurred by the Bank for the Bank's attorneys (whether special outside counsel or attorneys in its Law Group) and paralegal fees, disbursements, and costs, all at such reasonable rates and with respect to such services as the Bank in its discretion may elect to pay (as such rates may vary from time to time during the course of the performance of such services) including the costs of appraisers, engineers, investment bankers, environmental consultants and other experts that may be retained by the Bank in connection with such efforts. At its option, and without limiting any other rights or remedies, the Bank may pay or discharge taxes, liens, security interests or other encumbrances at any time levied against or placed on any of the Pledged Collateral, and may procure and pay any premiums on any insurance to be carried by Borrower, or provide for the maintenance and preservation of any of the Pledged Collateral, and add the expense thereof to the amount due from the Borrower pursuant to subsection 2.2(a).

         Section 10.11. Payments. Borrower irrevocably waives the right to
                        --------
direct the application of any and all payments at any time or times hereafter received by Bank from Borrower, and Borrower does hereby irrevocably agree that Bank shall have the continuing exclusive right to apply and reapply any and all payments received at any time or times hereafter against the Borrower's obligations hereunder or under Bank's other loans with Borrower in such manner as Bank may deem advisable.

         Borrower agrees that to the extent that Borrower makes a payment or payments to Bank, which payment or payments, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to Borrower, its estate, trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the liability or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated and included within the Credit Documents as of the date such initial payment, reduction or satisfaction occurred.

         Section 10.12. Counterparts. This Agreement may be executed in any
                        ------------
number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

         Section 10.13. Maine Contract. This Agreement shall be construed and
                        --------------
enforced in accordance with and be governed by the laws of the State of Maine.

         Section 10.14. Waiver of Jury Trial. THE BORROWER HEREBY KNOWINGLY,
                        --------------------
VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A JURY TRIAL, WHETHER ARISING UNDER THE MAINE CONSTITUTION, THE UNITED STATES CONSTITUTION, OR ANY STATE OR FEDERAL STATUTE, REGULATION, COMMON LAW, OR RULE OF CIVIL PROCEDURE, WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH ANY OF THE CREDIT DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. THE BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT THE BANK HAS BEEN INDUCED TO ENTER INTO THE

CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE WAIVER AND CERTIFICATION CONTAINED HEREIN.

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first above written.

                                          AEROVOX INCORPORATED


                                          By: ROBERT D. ELLIOTT
                                              Robert D. Elliott, President and
                                              Chief Executive Officer

                                          KEYBANK NATIONAL ASSOCIATION



                                          By: STEPHEN P. LUBELCZYK
                                              Stephen P. Lubelczyk, Senior Vice
                                              President

                                   EXHIBIT A

                         KEYBANK NATIONAL ASSOCIATION
                           International Department
                             66 South Pearl Street
                          Albany, New York 12207-1501

                                                Date of Issuance: March 22, 2000

Irrevocable Transferable Direct Pay Letter of Credit No. NSL093053

Beneficiary:                                   Applicant:

The Huntington National Bank, Trustee          Aerovox Incorporated
41 South High Street                           740 Belleville Avenue
HC1112                                         New Bedford, MA  02745
Columbus, Ohio 43215
Attention:  Corporate Trust Department

                                               Amount:  USD $10,443,058.00

                                               Expiration Date: March 22, 2005

Dear Sirs:

         You, as Trustee under the Trust Indenture dated as of March 1, 2000 (the "Indenture") between you and Aerovox Incorporated, a Delaware corporation (the "Borrower"), pursuant to which Ten Million, One Hundred Seventy Thousand Dollars ($10,170,000.00) in aggregate principal amount of Taxable Adjustable Rate Notes, Series 2000 (such Notes, together with beneficial Ownership Interests (as defined in the Indenture) in such Notes, are hereinafter referred to as the "Notes") are being issued by the Borrower, are hereby irrevocably authorized to draw on KeyBank National Association pursuant to our Irrevocable Transferable Direct Pay Letter of Credit, for the account of the Borrower, available by one or more of your drafts at sight, upon the terms and conditions hereinafter set forth, an amount (subject to reinstatement as hereinafter set forth) not exceeding Ten Million, Four Hundred Forty-Three Thousand, Fifty-Eight Dollars ($10,443,058.00) (the "Letter of Credit Commitment") of which (a) an amount not exceeding Ten Million, One Hundred Seventy Thousand Dollars ($10,170,000.00) may be drawn with respect to the payment of (i) the unpaid principal amount of the Notes as and when the same become due at maturity or by acceleration or by redemption, or pursuant to any mandatory sinking fund requirements, (the "Principal Commitment") or (ii) that portion of the purchase price of the Notes corresponding to the principal thereof when delivered to the Remarketing Agent for remarketing and not remarketed and an amount not exceeding Two Hundred Seventy Three Thousand, Fifty-Eight Dollars ($273,058.00) may be drawn with respect to the payment of up to ninety-eight (98) days' interest at a maximum rate of ten percent (10%) per annum (calculated on the basis of a year of 365 days; 366 days in a leap year) (the "Maximum Rate") accrued on the Notes on or prior to their stated maturity dates or (ii) the portion of the purchase price of Notes corresponding to up to 98 days' interest accrued on such Notes at the Maximum Rate when delivered to the Remarketing Agent for remarketing and not remarketed (the "Interest Commitment"), effective immediately and expiring at the close of business on March 22, 2005 (the "Expiration Date").

         Funds under this Letter of Credit are available to you against your executed sight draft(s) drawn on us, stating on their face: "Drawn under KeyBank National Association Irrevocable Transferable Direct Pay Letter of Credit No. NSL093053" and accompanied by: (A) if the drawing is being made with respect to the payment of principal on the Notes, whether due at maturity, upon call for redemption, upon acceleration or pursuant to any mandatory sinking fund requirements (a "Principal Drawing"), a certificate signed by you in the form of
Schedule 1 attached hereto appropriately completed; (B) if the drawing is being made with respect to a payment of purchase price corresponding to the unpaid principal amount of, and the interest accrued on, the Notes when delivered to the Remarketing Agent for remarketing and not remarketed (a "Remarketing Drawing"), a certificate signed by you in the form of Schedule 2 attached hereto appropriately completed; and (C) if the drawing is being made with respect to a payment of interest on the Notes (an "Interest Drawing"), a certificate signed by you in the form of Schedule 3 hereto appropriately completed. Presentation of such draft(s) and certificate(s) shall be made by telephone facsimile confirmed in writing at our Main Office, 66 South Pearl Street, Albany, New York 12207-1501, Attention: International Department, or at any other office of ours which may be designated by us by written notice delivered to you.

         We hereby agree that all drafts drawn under and in compliance with the terms of this Letter of Credit will be duly honored by us by 12:00 noon (Albany, New York time) of the Business Day following the transmission of the telephone facsimile of the draft(s) and certificate(s) (originals thereof to be presented before 10:00 a.m. (Albany, New York time) within one (1) Business Day following a telephone facsimile transmission) as specified at such office on or before the Expiration Date; provided, however, if a drawing is presented to pay the purchase price of Notes which have not been remarketed by the Remarketing Agent and if conforming drawing documentation is presented at or prior to 11:00 a.m. (Albany, New York time) on a Business Day, payments shall be made to you on such Business Day. If requested by you, payment under this Letter of Credit may be made by wire transfer of federal funds to your account at the Federal Reserve Bank of New York, or by deposit of immediately available funds into a designated account that you maintain with us. All payments under this Letter of Credit shall be made from our own funds. As used herein, "Business Day" shall mean any day of the year other than (i) a Saturday or Sunday, (ii) any day on which banks located in either Albany, New York, or the city in which the principal corporate trust office of the Trustee pursuant to the Indenture is located are required or authorized by law to remain closed, or (iii) any day on which the New York Stock Exchange is closed.

         Drawings hereunder shall not exceed the Letter of Credit Commitment, as the Letter of Credit Commitment may be reduced or reinstated pursuant hereto, and, except as hereinafter modified, each drawing honored by us shall pro tanto
                                                                      --- -----
reduce the amount available under this


___________________________________     ___________________________________
Authorized Signature                    Authorized Signature

Letter of Credit.

         In connection with any Interest Drawing, the Interest Commitment will be automatically decreased by the amount of such Interest Drawing and will be automatically reinstated by the amount of such Interest Drawing on the date of such Interest Drawing

         We will reinstate amounts drawn pursuant to a Remarketing Drawing hereunder, as to the Interest Commitment, immediately and, as to the Principal Commitment, to the extent that money is received by us (other than from drawings under this Letter of Credit) from the Tender Agent described in the Indenture, which money was held by the Tender Agent for the sole purpose of reimbursing us for all or a portion of amounts drawn hereunder pertaining to such Remarketing Drawing, or upon your certification that you or the Tender Agent is holding for our benefit Notes together with an amount of money, the aggregate amount of which Notes and money is equal to or greater than the principal portion of the Remarketing Drawing.

         Upon presentation by you of any Principal Drawing, the amount of this Letter of Credit and the amounts available to be drawn by you by any subsequent Principal Drawing shall be automatically and permanently decreased by an amount equal to the amount of such Principal Drawing plus the amount of corresponding interest allocable to such Principal Drawing in the Interest Commitment.

         If the Borrower shall be entitled to a credit against the principal amount of the Notes prior to maturity (the "Credit") pursuant to an optional redemption of a portion of the Notes or to the purchase of Notes in the open market and cancellation thereof in accordance with the provisions of the Indenture, and such amounts have been paid by or on behalf of the Borrower other than by us, the Borrower shall have the right at any time thereafter to reduce permanently, without penalty or premium, the Letter of Credit Commitment in the manner set forth below. The Letter of Credit Commitment will be reduced by an amount equal to the sum of the following corresponding reductions in the Principal Commitment and the Interest Commitment: (i) the Principal Commitment will be reduced by an amount equal to the amount of such Credit and (ii) the Interest Commitment will be reduced by an amount equal to ninety-eight (98) days' interest on the amount of such Credit at the Maximum Rate.

         The reduction in the Letter of Credit Commitment pursuant to such Credit will occur not less than three (3) Business Days after written notice to us, accompanied by this Letter of Credit and the written certificate of you and the Borrower in the form of Schedule 4 attached hereto stating that the Borrower is entitled to such reduction and designating the amount of such Credit and the date of the Business Day upon which such reduction shall become effective. Upon such presentation we will either reissue this Letter of Credit in the maximum amount available hereunder or otherwise amend this Letter of Credit to reflect such maximum amount then available.

         Only you, as Trustee, may make a drawing under this Letter of Credit. Upon the payment

___________________________________     ___________________________________
Authorized Signature                    Authorized Signature
to you or your account of the amount specified in a sight draft drawn hereunder, we shall be fully discharged on our obligation under this Letter of Credit with respect to such sight draft, and we shall not thereafter be obligated to make any further payments under this Letter of Credit in respect of such sight draft to you or to any other person who may have made to you or who makes to you a demand for payment of principal of or interest on any of the Notes.

         Except as otherwise provided herein, this Letter of Credit shall be governed by and construed in accordance with the Uniform Customs and Practice for Documentary Credits (1993 Revision), Publication No. 500 of the International Chamber of Commerce (the "UCP"); provided, however, that Article 41, paragraphs d, e, f, g, h, i and j of Article 48 and the second sentence of
Article 17 shall not apply to this Letter of Credit. Furthermore, as provided in the first sentence of Article 17 of the UCP, we assume no liability or responsibility for consequences arising out of the interruption of our business by Acts of God, riots, civil commotions, insurrections, wars or any other causes beyond our control, or strikes or lockouts. As to matters not covered by the UCP and to the extent not inconsistent with the UCP or made inapplicable by this Letter of Credit, this Letter of Credit shall be governed by the laws of the State of Ohio, including the Uniform Commercial Code as in effect in the State of Ohio.

         Communications with respect to this Letter of Credit shall be in writing and shall be addressed to KeyBank National Association, 66 South Pearl Street, Albany, New York 12207-1501, Attention: International Department specifically referring thereon to KeyBank National Association Irrevocable Transferable Direct Pay Letter of Credit No. NSL093053.

         This Letter of Credit is transferable in its entirety (but not in part) to any transferee who has succeeded you as Trustee under the Indenture and such transferred Letter of Credit may be successively transferred to any Successor Trustee or Co-Trustee thereunder, but may not be assigned, transferred or conveyed under any other circumstance. Transfer of the amount available under this Letter of Credit to such transferee shall be effected by the presentation to us of this Letter of Credit accompanied by a transfer fee of $500.00 and the transfer form in the form attached hereto as Schedule 5 and, unless this Letter of Credit is so presented to us, we shall have no obligation hereunder to any transferee. Upon such transfer, we will either reissue this Letter of Credit in the maximum amount then available hereunder or otherwise amend this Letter of Credit to reflect such maximum amount then available.

         Upon the earliest of (i) the payment by us to the Trustee of the final drawing available to be made under the Letter of Credit, (ii) our receipt of this outstanding Letter of Credit and a written certificate signed by your officer and an authorized representative of the Borrower in the form of Schedule 6 hereto appropriately completed, stating that: (a) no Notes remain outstanding within the meaning of the Indenture; and (b) such officer and representative are duly authorized to sign such certificate on behalf of you and the Borrower,
(iii) the twentieth (20th) Business Day after our receipt of this Letter of Credit and a written certificate signed by your officer and an authorized representative of the Borrower in the form of Schedule 7 hereto appropriately completed, stating that: (a) an Alternate Credit Facility in substitution of this Letter of Credit has


___________________________________     ___________________________________
Authorized Signature                    Authorized Signature
been accepted by you and is in effect; and (b) such officer and representative are duly authorized to sign such certificate on behalf of you and the Borrower, or (iv) the stated Expiration Date, this Letter of Credit shall automatically terminate and be delivered to us for cancellation.

         This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein (including, without limitation, the Notes or the Reimbursement Agreement), except only the certificate(s) and the sight draft(s) referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for such certificate(s) and such sight draft(s).



___________________________________     ___________________________________
Authorized Signature                    Authorized Signature

                                                                    Exhibit 4.16



                                  SCHEDULE 1
                                  ----------


                   CERTIFICATE FOR THE PAYMENT OF PRINCIPAL
                            OF AEROVOX INCORPORATED
                  TAXABLE ADJUSTABLE RATE NOTES, SERIES 2000
                                 (THE "NOTES")
                                 -------------

     The undersigned, a duly authorized officer of The Huntington National Bank (the "Trustee"), hereby certifies to KeyBank National Association (the "Bank"), with reference to Irrevocable Transferable Direct Pay Letter of Credit No. NSL093053 (the term "Letter of Credit" and other capitalized terms used herein and not defined shall have its respective meaning as set forth in the Letter of Credit) issued by the Bank in favor of the Trustee, that:

     The Trustee is the Trustee under the Indenture for the holders of the Notes.

     The Trustee is making a drawing under the Letter of Credit with respect to the payment of the principal of the Notes.

The amount of principal of the Notes which will be due and payable on ______, ______________ is $____________________.

     The amount of the sight draft accompanying this Certificate ($ ), together with the aggregate of all prior payments made pursuant to Principal Drawings under this Letter of Credit for the payment of the Notes, does not exceed $______________.

     The amount of the sight draft accompanying this Certificate was computed in accordance with the terms and conditions of the Letter of Credit, Reimbursement Agreement, the Notes, and the Indenture.

IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the _____ day of _________, _____.


                                       THE HUNTINGTON NATIONAL BANK,
                                       as Trustee


                                       By:___________________________________
                                       Its:__________________________________








___________________________                   ________________________________
Authorized Signature                          Authorized Signature

                                                                    Exhibit 4.16


                                  SCHEDULE 2
                                  ----------

              CERTIFICATE FOR THE PAYMENT OF REMARKETING DRAWING
                            OF AEROVOX INCORPORATED
                  TAXABLE ADJUSTABLE RATE NOTES, SERIES 2000
                                 (THE "NOTES")

     The undersigned, a duly authorized officer of The Huntington National Bank, as Trustee (the "Trustee"), hereby certifies to KeyBank National Association (the "Bank") with reference to KeyBank National Association Irrevocable Transferable Direct Pay Letter of Credit No. NSL093053 (the "Letter of Credit", the capitalized terms defined therein and not defined herein being used as therein defined) issued by the Bank in favor of the Trustee that:

     1. The Trustee is the Trustee under the Indenture for the holders of the Notes. The total amount of Notes outstanding (as defined in the Indenture) is $_________________.

     2. The Trustee is making a drawing under the Letter of Credit at the written request of the Remarketing Agent (as defined in the Indenture), to pay, pursuant to the terms of the Remarketing Agreement (as defined in the Indenture), the purchase price equal to the principal amount of those Notes which the Remarketing Agent has been unable to remarket and the interest accrued on such Notes but not paid.

     3. The Trustee: (a) is delivering or causing to be delivered to the Bank, or its designated agent, a principal amount of the Notes, registered in the names of the Borrower as pledgor and the Bank as pledgee, equal to the amount of the draft accompanying this Certificate; (b) acknowledges the pledge by the Borrower to the Bank of the Notes delivered pursuant to subparagraph (a) and (c) agrees that all payments of principal, premium, if any, and interest made on such Notes shall be made to the Bank, so long as the Bank is the pledgee of such Notes.

     4. The principal amount of the Notes delivered to the Remarketing Agent which the Remarketing Agent has been unable to remarket is $____________. The amount of interest upon such Notes which has accrued but is unpaid is $_________________. The amount of the draft accompanying this Certificate does not exceed such amount due as the purchase price of such Notes corresponding to such principal amount of, and interest on, such Notes.

     5. The amount of the draft accompanying this Certificate, together with the aggregate of all prior payments pursuant to Remarketing Drawings which have not been reinstated under the Letter of Credit for the payment of purchase price of the Notes, does not exceed the Letter of Credit Commitment.

     Upon receipt by the Trustee of the amount demanded hereby, (a) the Trustee will deliver it to Note holders only for the purpose of payment of the principal amount of the Notes referenced in the second paragraph hereof, (b) no portion of it shall be applied by the Trustee for any other purpose, and (c) no portion of it shall be commingled with other funds held by the Trustee. This drawing is made in accordance with the provisions of the Indenture and the Letter of Credit.

     The amount of the draw accompanying this Certificate was computed in accordance with the



__________________________                       _____________________________
Authorized Signature                             Authorized Signature

                                                                    Exhibit 4.16

terms and conditions of the Notes and the Indenture.

     IN WITNESS WHEREOF, the Trustee has executed and delivered this certificate as of the _____ day of ________, ______.



                                         THE HUNTINGTON NATIONAL BANK,
                                         as Trustee


                                         By:___________________________________
                                         Its:__________________________________



__________________________               ______________________________________
Authorized Signature                     Authorized Signature

                                                                    Exhibit 4.16

                                  SCHEDULE 3
                                  ----------

                    CERTIFICATE FOR THE PAYMENT OF INTEREST
                            OF AEROVOX INCORPORATED
                  TAXABLE ADJUSTABLE RATE NOTES, SERIES 2000
                                 (THE "NOTES")

                                 -------------

     The undersigned, a duly authorized officer of The Huntington National Bank (the "Trustee"), hereby certifies to KeyBank National Association (the "Bank"), with reference to Irrevocable Transferable Direct Pay Letter of Credit No. NSL093053 (the term "Letter of Credit" and other capitalized term used herein and not defined shall have its respective meaning as set forth in the Letter of Credit) issued by the Bank in favor of the Trustee, that:

     The Trustee is the Trustee under the Indenture for the holders of the Notes.

     The Trustee is making a drawing under the Letter of Credit with respect to a payment of interest accrued on the Notes on or prior to their stated maturity date.

     The amount of interest on the Notes which will be due and payable on _____, _________, is $_________________.

     The amount of the sight draft accompanying this Certificate
($______________) does not exceed the amount available on the date hereof to be drawn under the Letter of Credit in respect of the payment of interest accrued on the Notes on or prior to their stated maturity date.

     The amount of the sight draft accompanying this Certificate was computed in accordance with the terms and conditions of the Letter of Credit, the Reimbursement Agreement, the Notes and the Indenture.

     IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the day of _______________, ___________.



                                   THE HUNTINGTON NATIONAL BANK,
                                   as Trustee


                                   By:___________________________________
                                   Its:__________________________________



__________________________         ______________________________________
Authorized Signature               Authorized Signature

                                                                    Exhibit 4.16


                                  SCHEDULE 4
                                  ----------

                          CERTIFICATE AS TO REDUCTION
                        OF LETTER OF CREDIT COMMITMENT



KeyBank National Association
66 South Pearl Street
Albany, New York   12207-1501

Attention: International Department

               RE: KeyBank National Association Irrevocable Transferable Direct Pay Letter of Credit No. NSL093053

Gentlemen:

     The undersigned, a duly authorized officer of The Huntington National Bank, as Trustee (the "Trustee"), and a duly authorized representative of Aerovox Incorporated ("Borrower"), respectively, hereby certify to KeyBank National Association with reference to KeyBank National Association Irrevocable Transferable Direct Pay Letter of Credit No. NSL093053 (the "Letter of Credit"), the capitalized terms defined therein and not defined herein being used as therein defined, issued by KeyBank National Association in favor of the Trustee that:

     The Trustee is the Trustee under the Indenture for the holders of the Notes.

     The Borrower is entitled to a reduction in the Letter of Credit Commitment. The Letter of Credit Commitment shall be reduced, effective as of , as follows:

     (i)   The Principal Commitment shall be reduced to $ __________________.

     (ii)  The Interest Commitment shall be reduced to $ ___________________.











__________________________                       _____________________________
Authorized Signature                             Authorized Signature

                                                                    Exhibit 4.16


     The undersigned officer and representative are duly authorized to sign this certificate on behalf of the Trustee, and on behalf of the Borrower, respectively.

IN WITNESS WHEREOF, the Trustee and the Borrower have executed and delivered this Certificate as of the ______ day of _______________, ___.


     TRUSTEE:                           THE HUNTINGTON NATIONAL BANK,
                                        as Trustee


                                        By:____________________________________
                                        Title:_________________________________


     BORROWER:                          AEROVOX INCORPORATED


                                        By:____________________________________
                                        Title:_________________________________



__________________________              _______________________________________
Authorized Signature                    Authorized Signature

                                                                    Exhibit 4.16


                                  SCHEDULE 5
                                  ----------



KeyBank National Association
66 South Pearl Street
Albany, New York   12207-1501

Attention:  International Department


Date:_______________, _____


     RE: KeyBank National Association Irrevocable Transferable Direct Pay Letter of Credit No. NSL093053

Gentlemen:

     For value received, the undersigned beneficiary hereby irrevocably transfers to the following (the "Transferee"):

                             (Name of Transferee)
                                   (Address)

all rights of the undersigned beneficiary to draw under the above Letter of Credit in its entirety.

     By this transfer, all rights of the undersigned beneficiary in the Letter of Credit are transferred to the Transferee and the Transferee shall have the sole rights as beneficiary thereof, including sole rights relating to any amendments of the Letter of Credit, whether increases in the amount to be drawn thereunder, extensions of the Expiration Date thereof, or other amendments, and whether such amendments now exist or are made after the date hereof. All amendments of the Letter of Credit are to be advised direct to the Transferee without necessity of any consent of or notice to the undersigned beneficiary.

     The undersigned hereby certifies that the Transferee has become successor Trustee under the Trust Indenture dated as of ______________ ______, between the undersigned and Aerovox Incorporated (the "Borrower") relating to the Borrower's $10,170,000 Taxable Adjustable Rate Notes, Series 2000, and has accepted such appointment in writing.

     We enclose our check in the amount of $500.00 representing your transfer fee.

     The original of such Letter of Credit is returned herewith, and in accordance therewith we ask you to endorse the within transfer on the reverse thereof, and forward it directly to the Transferee with your customary notice of transfer, or issue a replacement Letter of Credit to the Transferee as provided therein.





__________________________                       _____________________________
Authorized Signature                             Authorized Signature

                                                                    Exhibit 4.16

Very truly yours,

SIGNATURE AUTHENTICATED                     THE HUNTINGTON NATIONAL BANK,
                                            as Trustee

By:________________________                 By:___________________________
(Bank)                                      (Authorized Officer)




__________________________                  ______________________________
Authorized Signature                        Authorized Signature

                                                                    Exhibit 4.16


                                  SCHEDULE 6
                                  ----------

                   CERTIFICATE THAT NO NOTES ARE OUTSTANDING
                   -----------------------------------------

KeyBank National Association
66 South Pearl Street
Albany, New York   12207-1501

Attention:  International Department

     RE: KeyBank National Association Irrevocable Transferable Direct Pay Letter of Credit No. NSL093053

Gentlemen:

     The undersigned, a duly authorized officer of The Huntington National Bank, as Trustee (the "Trustee"), and a duly authorized representative of Aerovox Incorporated ("Borrower"), hereby certify to KeyBank National Association with reference to KeyBank National Association Irrevocable Transferable Direct Pay Letter of Credit No. NSL093053 (the "Letter of Credit," the capitalized terms defined therein and not defined herein being used as therein defined) issued by KeyBank National Association in favor of the Trustee that:

     (i) The Trustee is the Trustee under the Indenture for the holders of the Notes.

     (ii)   No Notes are Outstanding within the meaning of the Indenture.

     (iii) The undersigned officer and representative are duly authorized to sign this certificate on behalf of the Trustee and on behalf of the Borrower, respectively.

     IN WITNESS WHEREOF, the Trustee and the Borrower have executed and delivered this certificate as of the ____ day of _______, ______.


                                             THE HUNTINGTON NATIONAL BANK,
                                             as Trustee

                                             By:______________________________
                                             Its:_____________________________

                                             AEROVOX INCORPORATED

                                             By:______________________________
                                             Its:_____________________________


__________________________                   _________________________________
Authorized Signature                         Authorized Signature

                                                                    Exhibit 4.16


                                  SCHEDULE 7
                                  ----------

                CERTIFICATE OF ACCEPTANCE OF ALTERNATE SECURITY
                -----------------------------------------------


KeyBank National Association
66 South Pearl Street
Albany, New York 12207-1501

Attention:  International Department

     RE: KeyBank National Association Irrevocable Transferable Direct Pay Letter of Credit No. NSL093053

Gentlemen:.

     The undersigned, a duly authorized officer of The Huntington National Bank, as Trustee (the "Trustee"), and a duly authorized representative of Aerovox Incorporated ("Borrower"), respectively, hereby certify to KeyBank National Association with reference to KeyBank National Association Irrevocable Transferable Direct Pay Letter of Credit No. NSL093053 (the "Letter of Credit", and other capitalized terms used herein and not defined shall have their respective meanings as set forth in the Letter of Credit) issued by KeyBank National Association in favor of the Trustee that:

     (i) The Trustee is the Trustee under the Indenture for the holders of the Notes.
     (ii) An Alternate Credit Facility in substitution for the Letter of Credit has been accepted by the Trustee.
     (iii) The undersigned officer of the Trustee and representative of the Borrower are duly authorized to sign this certificate on behalf of the Trustee and the Borrower, respectively.

     IN WITNESS WHEREOF, the Trustee and the Borrower have executed and delivered this certificate as of the _____ day of ________, _____.



                                       THE HUNTINGTON NATIONAL BANK,
                                       as Trustee

                                       By:____________________________________
                                       Its:___________________________________

                                       AEROVOX INCORPORATED

                                       By:____________________________________
                                       Its:___________________________________


__________________________             _______________________________________
Authorized Signature                   Authorized Signature

                                                                    Exhibit 4.16



                                   EXHIBIT B

                            PERMITTED ENCUMBRANCES
                            ----------------------


                All items set forth in Schedule B, Section 2 of
                               the Title Policy

















__________________________                       _____________________________
Authorized Signature                             Authorized Signature

                                   EXHIBIT C

                           PAYMENT SCHEDULE OF NOTES
                           -------------------------

--------------------------------------------------------------------------------
   Payment Due Date    Principal Amount    Payment Due Date    Principal Amount
================================================================================
March 1, 2001              $95,000.00        June 1, 2008           $175,000.00
--------------------------------------------------------------------------------
June 1, 2001              $100,000.00        September 1, 2008      $175,000.00
--------------------------------------------------------------------------------
September 1, 2001         $100,000.00        December 1, 2008       $180,000.00
--------------------------------------------------------------------------------
December 1, 2001          $105,000.00        March 1, 2009          $185,000.00
--------------------------------------------------------------------------------
March 1, 2002             $105,000.00        June 1, 2009           $185,000.00
--------------------------------------------------------------------------------
June 1, 2002              $105,000.00        September 1, 2009      $190,000.00
--------------------------------------------------------------------------------
September 1, 2002         $110,000.00        December 1, 2009       $195,000.00
--------------------------------------------------------------------------------
December 1, 2002          $110,000.00        March 1, 2010          $200,000.00
--------------------------------------------------------------------------------
March 1, 2003             $115,000.00        June 1, 2010           $200,000.00
--------------------------------------------------------------------------------
June 1, 2003              $115,000.00        September 1, 2010      $205,000.00
--------------------------------------------------------------------------------
September 1, 2003         $120,000.00        December 1, 2010       $210,000.00
--------------------------------------------------------------------------------
December 1, 2003          $120,000.00        March 1, 2011          $215,000.00
--------------------------------------------------------------------------------
March 1, 2004             $125,000.00        June 1, 2011           $220,000.00
--------------------------------------------------------------------------------
June 1, 2004              $125,000.00        September 1, 2011      $225,000.00
--------------------------------------------------------------------------------
September 1, 2004         $130,000.00        December 1, 2011       $230,000.00
--------------------------------------------------------------------------------
December 1, 2004          $130,000.00        March 1, 2012          $235,000.00
--------------------------------------------------------------------------------
March 1, 2005             $135,000.00        June 1, 2012           $235,000.00
--------------------------------------------------------------------------------
June 1, 2005              $135,000.00        September 1, 2012      $240,000.00
--------------------------------------------------------------------------------
September 1, 2005         $140,000.00        December 1, 2012       $245,000.00
--------------------------------------------------------------------------------
December 1, 2005          $140,000.00        March 1, 2013          $250,000.00
--------------------------------------------------------------------------------
March 1, 2006             $145,000.00        June 1, 2013           $255,000.00
--------------------------------------------------------------------------------
June 1, 2006              $150,000.00        September 1, 2013      $260,000.00
--------------------------------------------------------------------------------
September 1, 2006         $150,000.00        December 1, 2013       $265,000.00
--------------------------------------------------------------------------------
December 1, 2006          $155,000.00        March 1, 2014          $270,000.00
--------------------------------------------------------------------------------
March 1, 2007             $155,000.00        June 1, 2014           $280,000.00
--------------------------------------------------------------------------------
June 1, 2007              $160,000.00        September 1, 2014      $285,000.00
--------------------------------------------------------------------------------
September 1, 2007         $165,000.00        December 1, 2014       $290,000.00
--------------------------------------------------------------------------------
December, 2007            $165,000.00        March 1, 2015          $295,000.00
--------------------------------------------------------------------------------
March 1, 2008             $170,000.00
--------------------------------------------------------------------------------

                                   EXHIBIT D

                                  LITIGATION
                                  ----------




                                     None